Exhibit 10.1

PURCHASE MONEY FINANCING AGREEMENT

This PURCHASE MONEY FINANCING AGREEMENT (“Agreement”) is dated as of September 8, 2021, between Unique Logistics International, Inc, a Nevada corporation (“Debtor”) and COREFUND CAPITAL, LLC (“Secured Party”).

RECITAL

A. Debtor may, from time to time, request financing hereunder from Secured Party to enable Debtor to engage Supplier to provide chartered flights for Debtor’s clients.

B. In connection therewith, Debtor may request that Secured Party tender payments directly to Suppliers such chartered flights, in accordance with the terms and conditions herein.

C. Secured Party requires payments from Buyer to be made to a Deposit Account Control Agreement account at an agreed upon bank where Secured Party is sole director and accessor to the account for the term of the relationship.

NOW, THEREFORE, in consideration of the premises, and intending to be legally bound hereby, the Parties hereby agree as follows:

AGREEMENT

1. Certain Definitions and Index to Definitions. All terms used herein that are defined in the Uniform Commercial Code shall have the meanings ascribed thereto therein. As used herein, the following terms shall have the following meanings:

1.1 “Advance” – A Purchase Money Advance.

1.2 “Buyer” - A customer of Debtor, acceptable to Secured Party in its sole discretion that has agreed to purchase Pre-Sold Services.

1.3 “Buyer Invoice” – An invoice issued by the Debtor to Buyers with respect to Pre-Sold Services sold to such Buyers.

1.4 “Chosen State” - Texas.

1.5 “Collateral”- All of Debtor’s now owned and hereafter acquired Accounts, Chattel Paper, Inventory, Equipment, Instruments, Investment Property, Documents, Letter of Credit Rights, Commercial Tort Claims, and General Intangibles.

1.6 “Complete Termination” – Complete Termination occurs upon satisfaction of the following conditions:

1.6.1 Payment in full of all Obligations;

1.6.2 If Secured Party has issued or caused to be issued guarantees, commitments to third parties or Letters of Credit on behalf of Debtor, acknowledgement from any beneficiaries thereof that Secured Party or any other issuer has no outstanding direct or contingent liability therein.

1.6.3 Debtor has executed and delivered to Secured Party a general release in the form of Exhibit 1.6.3 attached hereto.

1.7 “Default Interest Rate” - .1% per day.

1.8 “Due Date” – With respect to each Advance, the earlier of:

1.8.1 90 days from the date of the Advance; or

1.8.2 The date on which all of the following events have occurred:

(a) The applicable Services are performed and Buyer Invoices are sent to the Buyers of such Pre-Sold Services; and

(b) Four Business Days have passed since the due date of the Buyer Invoices for such Pre-Sold Services to the Buyer for payment to the DACA(control bank account) in the Secured Party’s name

1.9 “Eligible Charter Contract” – A binding flight charter contract between Debtor and a Supplier which specifies the price and a description of the Pre-Sold Services.

1.10 “Event of Default” – See Section 13.

1.11 “Factor” – NA

1.12 “Factoring Agreement” – NA

1.13 “Financed Transaction” – A transaction whereby Secured Party, upon the Debtor’s request, makes a Purchase Money Advance.

1.14 “Financed Transaction Rider” – A Rider to this Agreement submitted by Debtor to Secured Party in the form of the attached Exhibit 1.15.

1.15 “Financing Request Package” – Shall include the following:

1.15.1 An Eligible Charter Contract;

1.15.2 A Pro-forma Supplier Invoice issued by a Supplier;

1.15.3 A Pro-forma Buyer Invoice;

1.15.4 An itemization of all costs related to the Financed Transaction, including but not limited to the cost and sale price of the Pre-Sold Services;

1.15.5 A fully executed contract between the Debtor and Supplier;

1.16 “GAAP” - Generally accepted accounting principles.

1.17 “Guarantors” - Unique Logistics International, Inc (UNQL) .

1.18 “Late Fee” – Additional .1% per day will be incurred if the Advance has not been paid on or before the Due Date.

1.19 “Obligations” - All present and future obligations owing by Debtor to Secured Party whether arising hereunder or otherwise, and whether arising before, during or after the commencement of any case filed under any federal or state debtor relief statute in which Debtor is a debtor.

1.20 “Obligor” – The Debtor or any Guarantor.

1.21 “Parties” – Debtor and Secured Party.

1.22 “Permitted Discretion” – A determination made in good faith and in the exercise of what the Secured Party believes is reasonable business judgment.

1.23 “Pro-forma Buyer Invoice” - A written acknowledgement issued by Debtor to Buyer specifying the price and a description of the Pre-Sold Services.

1.24 “Pro-forma Supplier Invoice” – A written acknowledgement issued by a Supplier specifying the price and a description of the Pre-Sold Services.

1.25 “Purchase Money Advance” – A payment by Secured Party to a Supplier on account of the purchase price for Pre-Sold Services.

1.26 “Purchase Money Accommodation” – The average outstanding balance of an Advance. Not to exceed a combined balance of $5,000,000.

1.27 “Purchase Money Fee” – Based on the number of days from the date of the making of a Purchase Money Accommodation to the date on which the Purchase Money Accommodation is paid in full and on the amount of the Purchase Money Accommodation, as follows:

1.27.1 0 days to 30 days, 1.25%;

1.27.2 31 days to 40 days, 1.75%;

1.27.3 41 days plus, an additional .1% per day.

1.28 “Subordinated Debt” – Indebtedness incurred by Debtor subordinated to all of Debtor’s now or hereafter indebtedness to Secured Party pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Secured Party entered into between Secured Party and the subordinating creditor.

1.29 “Supplier” – A supplier, acceptable to Secured Party in its sole discretion, that has agreed to provide the Pre-Sold Services that are the subject of a Financed Transaction.

1.30 “Term” – NA

1.31 “Termination Date” - The earlier of (i) the end of a 60 day termination notice provided to the Secured Party by the debtor, in writing. (iii) the date on which Secured Party elects to terminate this Agreement pursuant to the terms herein.

1.32 “Third Party Claims” – Claims asserted against Secured Party by any person or entity relating in any way to Secured Party’s relationship with Debtor

1.33 “Underwriting Fee” - $500 to be paid upon execution of the Agreement

1.34 “Wire Fee” - $15.00 per domestic and $30 per international wire transfer initiated by Secured Party with respect to payments made by Secured Party hereunder.

2. Purchase Money Advances.

2.1 Secured Party may, from time to time, in its sole discretion and at Debtor’s request, make a Purchase Money Advance.

2.2 Each request by Debtor for a Purchase Money Advance shall be accompanied by a Financing Request Package.

2.3 The fact that the Debtor is bound to various covenants herein, the breach of which may allow Secured Party to accelerate the due date of Debtor’s Obligations hereunder, shall not be construed to constitute a commitment by Secured Party to make any Advances hereunder, all of which are in the Permitted Discretion of Secured Party.

2.4 All payments by Secured Party to Debtor hereunder may be made by deposits or transfers to any demand deposit account of Charter Flight Company.

2.5 Authorization for Advances. Subject to the terms and conditions of this Agreement, Secured Party is authorized to make payments to or for the benefit of Debtor hereunder:

2.5.1 Upon any other instructions received from anyone purporting to be an officer, employee or representative of Debtor; or

2.5.2 At the Permitted Discretion of Secured Party, and notwithstanding any other provision in this Agreement, if necessary to meet any Obligations, including but not limited to any interest not paid when due.

2.5.3 Secured Party will provide online account access as well as reconciliation reports within 15 days of the prior month end.

3. Payments by Debtor.

3.1 In General.

3.1.1 Place of Payments. All payments hereunder shall be made by Debtor to Secured Party at Secured Party’s address set forth herein or at such other place as Secured Party may designate in writing.

3.1.2 Automated Clearing House Debits. In order to satisfy any of the Obligations, Secured Party is hereby authorized by Debtor to initiate electronic debit entries through the Automated Clearing House or other electronic payment system to any account maintained by Debtor. At the Secured Party’s request, Debtor shall execute and deliver to Secured party an authorization agreement for Automated Clearing House debits.

3.1.3 Debtor irrevocably waives the right to direct the application of any and all payments received at any time by Secured Party from or on behalf of Debtor and specifically waives any right to designate application of payments. Debtor irrevocably agrees that Secured Party shall have the exclusive right to determine the order and method of the application of payments against the then due and payable Obligations of Debtor in Secured Party’s Permitted Discretion and to revise such application prospectively or retroactively in Secured Party’s Permitted Discretion.

4. Repayment of Advances.

4.1 Debtor shall repay Secured Party for all Advances on or before the Due Date. Payments made by the Buyer will be made to the DACA account under direction of CoreFund Capital.

5. Security Interest

5.1 As collateral securing the Obligations, Debtor grants to Secured Party a continuing security interest in the Collateral subject to the security interest granted pursuant to that certain Revolving Purchase, Loan and Security, dated as of June 2, 2021 (the “TBK Agreement”), among the Debtor, Unique Logistics Holdings, Inc. Unique Logistics International (NYC), LLC, Unique Logistics International (BOS), INC., and TBK Bank, SSB and to the liens granted to 3a Capital Establishment and Trillium Partners LP, as agent pursuant to that certain Security Agreement, dated as of January 29, 2021.

6. Administration of Buyer Invoices.

6.1 Debtor shall deliver to Secured Party all the information necessary to complete the Buyer Invoices for Pre-Sold Services, promptly upon receipt of any such information.

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7. Authorization to Secured Party.

7.1 Debtor irrevocably authorizes Secured Party at Debtor’s expense, to exercise at any time any of the following powers until all of the Obligations have been paid in full:

7.1.1 Receive, take, endorse, assign, deliver, accept and deposit, in the name of Secured Party or Debtor, proceeds of any Collateral;

7.1.2 Verify that Accounts paying the Charter Flight money advances will be made to the DACA account under CoreFund’s direction;

7.1.3 Communicate directly with Debtor’s Buyers to verify the amount and validity of any Account created by Debtor;

7.1.4 Prepare and deliver Buyer Invoices to Buyers, in the name of Secured Party or Debtor;

7.1.5 File any initial financing statements and amendments thereto that:

(a) Indicate the collateral as all assets of the Debtor or words of similar effect, regardless of whether any particular asset comprised in the collateral falls within the scope of Article 9 of the Uniform Commercial Code, or as being of an equal or lesser scope or with greater detail;

(b) Contain any other information required by part 5 of Article 9 of the Uniform Commercial Code for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Debtor is an organization, the type of organization, and any organization identification number issued to the Debtor and, (ii) in the case of a financing statement filed as a fixture filing or indicating collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the collateral relates.

(c) Contain a notification that the Debtor has granted a negative pledge to the Secured party, and that any subsequent lienor may be tortuously interfering with Secured Party’s rights;

(d) Advises third parties that any notification of Debtor’s Account Debtors will interfere with Secured Party’s collection rights.

8. Fees and Default Interest.

8.1 Debtor shall pay the:

8.1.1 Purchase Money Fee on the Due Date.

8.1.2 The Late Fee on the outstanding balance of any Advance that is not repaid to Secured Party on or before the Due Date of such Advance, payable on the first day after such Due Date and every 7 days thereafter until the Advance is repaid to Secured Party in full.

8.1.3 The Underwriting Fee on or before the date hereof.

8.1.4 The Wire Fee on the date of each wire transfer initiated by Secured Party with respect to payments made by Secured Party hereunder.

8.2 Immediately upon the occurrence of an Event of Default, all outstanding Obligations shall accrue interest at the Default Interest Rate.

9. Representations and Warranties by Debtor.

9.1 Debtor is fully authorized to enter into this Agreement and to perform hereunder.

9.2 This Agreement constitutes Debtor’s legal, valid and binding obligation.

9.3 Debtor has good title to, has rights in, and the power to transfer each item of Collateral upon which it purports to grant a lien hereunder.

9.4 Debtor, and its’ subsidiaries, are solvent and in good standing in the jurisdiction of its organization and the execution of this Agreement does not (i) conflict with any of Debtor’s, or its’ subsidiaries, operating documents, or (ii) contravene, conflict with, constitute a default under or violate any material requirement of law.

9.5 There are no actions or proceedings pending by or against Debtor before any court or administrative agency and Debtor does not have knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Debtor or any Guarantor of the Obligations, except for ongoing collection matters in which Debtor is the plaintiff.

9.6 All financial statements relating to Debtor that have been delivered by Debtor to Secured Party have been prepared in accordance with GAAP and fairly present Debtor’s financial condition as of the date thereof and Debtor’s results of operations for the period then ended. There has not been a material adverse change in the financial condition of Debtor since the date of the latest financial statements submitted to Secured Party on or before the date hereof.

9.7 Debtor agrees to maintain books and records and its records pertaining to the Collateral in accordance with GAAP and in such additional detail, form and scope, as Secured Party shall reasonably require.

9.8 None of Debtor’s or any of its subsidiaries’ properties or assets has been used by Debtor or any subsidiary or, to the best of Debtor’s knowledge, by previous persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally.

10. Authorization to Secured Party.

10.1 The Debtor irrevocably authorizes Secured Party to take any and all appropriate action and to execute any and all documents and instruments, in the name of Debtor, that may be necessary or desirable to protect Secured Party’s interest in the Collateral, including the filing on behalf of Debtor with such governmental authorities as are appropriate such documents (including, without limitation, applications, certificates, and tax returns) as may be required for purposes of having Debtor qualified to transact business in a particular state or geographic location.

11. Affirmative Covenants.

11.1 Until full payment of the Obligations and termination of this Agreement, Debtor shall:

11.1.1 Furnish to Secured Party, in form and substance satisfactory to Secured Party:

(a) Financial Reports.

(i) As soon as available but not later than 30 days after the last day of each month, a Debtor prepared balance sheet and income statement covering Debtor’s operations for such month certified by company officer and such other information as Secured Party shall reasonably request.

(ii) As soon as available but no later than 90 days after the end of each calendar year, annual financial statements audited (with an opinion satisfactory to Secured Party) by a Certified Public Accountant acceptable to Secured Party in its sole discretion.

(b) Agings – No later than 30 days after the last day of each month , summary agings of accounts receivables and payables of the Debtor, certified by Debtor Officer;

11.1.2 Inspections.

(a) During usual business hours, permit Secured Party, without notice to Debtor, to periodically:

(i) Have access to all premises where Collateral is located for the purposes of inspecting (and removing, if after the occurrence of an Event of Default) any of the Collateral, and

(ii) To inspect, audit, make copies of, and make extracts from Debtor’s records as Secured Party may request.

(b) Without expense to Secured Party, Secured Party may use any of Debtor’s personnel, equipment, including computer equipment, programs, printed output and computer readable media, supplies and premises for the collection of accounts and realization on other Collateral as Secured Party, in its Permitted Discretion, deems appropriate.

11.1.3 Indemnify and save Secured Party harmless from any and all liability with respect to any Third Party Claim, including the costs incurred in the defense thereof, provided, however, that such indemnity shall not extend to liability and costs incurred as a result of gross negligence, bad faith, or willful misconduct of Secured Party, or Secured Party’s affiliates, officers, directors, employees, agents or advisors.

11.1.4 Reimburse Secured Party for all reasonable costs and expenses, including attorneys’ fees, which Secured Party incurs in enforcing any judgment rendered in connection with this Agreement. This provision is severable from all other provisions hereof and shall survive, and not be deemed merged into, such judgment.

11.1.5 Give Secured Party written notice immediately upon forming an intention to change its name, state of organization or form of business organization.

11.1.6 Maintenance of Insurance.

(a) The Debtor will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas.

(b) Such insurance shall be in such minimum amounts that the Debtor will not be deemed a co-insurer under applicable insurance laws, regulations, and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to the Secured Party.

(c) All such insurance shall be payable to the Secured Party under a Secured Party Loss Payable Endorsement. Without limiting the foregoing, the Debtor will:

(i) Keep all of its physical property insured with casualty or physical hazard insurance on an “all risks” basis, with broad form flood and earthquake coverage and electronic data processing coverage, with a full replacement cost endorsement and an “agreed amount” clause in an amount equal to 100% of the full replacement cost of such property;

(ii) Maintain all such workers’ compensation or similar insurance as may be required by law; and

(iii) Maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death, or property damage occurring, on, in or about the properties of the Debtor; business interruption insurance; and product liability insurance.

(iv) Provide Secured Party with proof of such coverage naming Secured Party under a Lender Loss Payable Endorsement.

(d) In the event that Debtor fails to maintain such insurance, Secured Party may obtain such insurance at Debtor’s expense, and, after an Event of Default, to adjust or settle any claim or other matter under or arising pursuant to such insurance or to amend or cancel such insurance.

11.1.7 Debtor hereby permits Secured Party at any time to access electronically information concerning any accounts maintained by Debtor with any bank or other financial institution so long as such access is in furtherance of, or to monitor compliance with, the terms of this Agreement, and Debtor shall provide Secured Party with all necessary access codes, passwords and the like to carry out the provisions hereof.

12. Negative Covenants. Debtor will not:

12.1 Negative Pledge. Hereafter grant any lien upon the Collateral except in favor of Secured Party.

12.2 Transfer of Assets. Enter into any transaction not in the ordinary and usual course of Debtor’s business, including the sale, lease, or other disposition of, moving, relocation, or transfer, whether by sale or otherwise, of any of Debtor’s properties, assets (other than sales of Inventory to buyers in the ordinary course of Debtor’s business as currently conducted).

12.3 Suspension of Business. Suspend or go out of a substantial portion of its business.

12.4 Change in Business. Engage in any business other than the business currently engaged in by Debtor, or reasonably related thereto.

12.5 Incur debt or contingent obligations, other than debt incurred hereunder or previously agreed to, or guaranty the debt of any other entity or individual;

12.6 1Payment on Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof or adversely affect the subordination thereof to Obligations owed to Secured Party.

12.7 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any affiliate of Debtor, except for transaction that are in the ordinary course of Debtor’s business, upon fair and reasonable terms that are no less favorable to Debtor than would be obtained in an arm’s length transaction with a non-affiliated entity or individual.

13. Events of Default. Each of the following events or conditions shall constitute an “Event of Default”:

13.1 Debtor defaults in the performance of any payment obligation due hereunder;

13.2 Any entity shall have or acquire right in the Collateral which are superior to Secured Party’s rights, other than as a result of Secured Party’s intentional acts (with the exception of those liens granted pursuant to the TBK Agreement or the Trillium Agreement);

13.3 Debtor fails to cure the breach of any Obligation within 3 days after notice thereof is sent by Secured Party to Debtor;

13.4 Debtor is in default with respect to any present or future agreement with Secured Party;

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13.5 An order for relief is entered against any Obligor by any United States Bankruptcy Court; or any Obligor does not generally pay its debts as they become due (within the meaning of 11 U.S.C. 303(h) as at any time amended, or any successor statute thereto);

13.6 Any Obligor makes an assignment for the benefit of creditors; or any Obligor applies for or consents to the appointment of a custodian, receiver, trustee, or similar officer for it or for all or any substantial part of its assets, or such custodian, receiver, trustee, or similar officer is appointed without the application or consent of any Obligor;

13.7 Any Obligor institutes (by petition, application, answer, consent, or otherwise) any bankruptcy, insolvency, reorganization, moratorium, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application, or otherwise) against any Obligor;

13.8 Any judgment, writ, warrant of attachment, execution, or similar process shall be issued or levied against a substantial portion of the property of any Obligor;

13.9 An adverse change occurs with respect to the financial condition or operations of Debtor which results in a material impairment of the prospect of repayment of the Obligations;

13.10 Any Guarantor defaults in the performance of its obligations to Secured Party or shall notify Secured Party of its intention to rescind, modify, terminate or revoke the its guaranty or it shall cease to be in full force and effect for any reason whatsoever;

13.11 Any provision of this Agreement ceases, for any reason, to be valid and binding on Debtor.

14. Remedies.

14.1 Upon the occurrence of any Event of Default the Secured Party may:

14.1.1 Declare this Agreement terminated;

14.1.2 Declare all Obligations to be immediately due and payable, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Debtor;

14.1.3 Take or bring, in the name of Secured Party or Debtor, all steps, actions, suits or proceedings deemed by Secured Party necessary or desirable to effect collection of or other realization upon any Collateral;

14.1.4 Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Secured Party is hereby granted a license or other right to use, without charge, Debtor’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, URLs, domain names and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and Debtor’s rights under all licenses and all franchise agreements shall inure to Secured Party’s benefit;

14.1.5 Change the address for delivery of Debtor’s mail to Secured Party and to receive and open mail addressed to Debtor;

14.1.6 Execute, file and serve, in its own name or in the name of Debtor, mechanics lien or similar notices, or claims under any payment or performance bond for the benefit of Debtor.

14.1.7 Engage a consulting, turnaround or similar firm to (a) conduct an operational assessment of Debtor, and/or (b) take day-to-day operational and administrative control of the business of the Debtor. Debtor shall (a) bear all fees, costs and other expenses associated with such services and (b) cooperate with such firm in carrying out such services.

14.2 DEBTOR WAIVES ANY REQUIREMENT THAT SECURED PARTY INFORM DEBTOR BY AFFIRMATIVE ACT OR OTHERWISE OF ANY ACCELERATION OF DEBTOR’S OBLIGATIONS HEREUNDER. FURTHER, SECURED PARTY’S FAILURE TO CHARGE OR ACCRUE INTEREST OR FEES AT ANY “DEFAULT” OR “PAST DUE” RATE SHALL NOT BE DEEMED A WAIVER BY SECURED PARTY OF ITS CLAIM THERETO.

15. Standards for Exercising Remedies. To the extent that applicable law imposes duties on the Secured Party to exercise remedies in a commercially reasonable manner, the Debtor acknowledges and agrees that it is not commercially unreasonable for the Secured Party:

15.1 To not incur expenses to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition;

15.2 To fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of;

15.3 To fail to exercise collection remedies against Account Debtors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral;

15.4 To exercise collection remedies against Account Debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists;

15.5 To advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature;

15.6 To hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature;

15.7 To dispose of Collateral by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets;

15.8 To dispose of assets in wholesale rather than retail markets;

15.9 To disclaim all disposition warranties; or

15.10 To purchase insurance or credit enhancements to insure the Secured Party against risks of loss, collection or disposition of Collateral or to provide to the Secured Party a guaranteed return from the collection or disposition of Collateral.

15.11 Debtor acknowledges that the purpose of this Section 15 is to provide non-exhaustive indications of what actions or omissions by the Secured Party would not be commercially unreasonable in the Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by the Secured Party shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained herein shall be construed to grant any rights to the Debtor or to impose any duties on the Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 15.

16. Proceeds and Expenses of Dispositions.

16.1 Any proceeds of collection or sale of the Obligations or Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as the Secured Party may determine, notwithstanding contrary instructions received by Secured Party from the Debtor or any other third party.

17. Liquidation Success Premium.

17.1 If Debtor shall substantially cease operating as a going concern, and the proceeds of Collateral created after the occurrence of an Event of Default (the “Default”) are in excess of the Obligations at the time of Default, Debtor shall pay to Secured Party a liquidation success premium of 10 percent of the amount of such excess.

18. Successors and Assigns.

18.1 Secured Party may assign all of its rights and/or delegate all of its duties hereunder. Debtor may not assign any of its rights hereunder, and Secured Party need not accept performance of Debtor’s duties hereunder from anyone other than Debtor.

19. Amendment and Waiver.

19.1 Only a writing signed by all parties hereto may amend this Agreement. No failure or delay in exercising any right hereunder shall impair any such right that Secured Party may have, nor shall any waiver by Secured Party hereunder be deemed a waiver of any default or breach subsequently occurring. Secured Party’s rights and remedies herein are cumulative and not exclusive of each other or of any rights or remedies that Secured Party would otherwise have.

20. Termination.

20.1 This Agreement will be effective on the date it is signed by the Parties, shall continue for the Term, and shall be automatically extended for successive Terms unless Debtor shall provide a Notice of Termination at least sixty days prior to the intended termination date, whereupon this Agreement shall terminate on the end of the then existing Term.

20.2 Upon the Termination Date, the unpaid balance of the Obligations shall be due and payable without demand or notice.

20.3 Any attempted termination of this Agreement other than as set forth herein shall be ineffective, and this Agreement shall continue in full force and effect as if such attempted termination was not made.

21. No Lien Termination without Release.

21.1 In recognition of the Secured Party’s right to have its attorneys’ fees and other expenses incurred in connection with this Agreement secured by the Collateral, notwithstanding payment in full of all Obligations by Debtor, Secured Party shall not be required to record any terminations or satisfactions of any of Secured Party’s liens on the Collateral unless and until Complete Termination has occurred. Debtor understands that this provision constitutes a waiver of its rights under §9-513 of the Uniform Commercial Code.

22. Conflict.

22.1 Unless otherwise expressly stated in any other agreement between Secured Party and Debtor, if a conflict exists between the provisions of this Agreement and the provisions of such other agreement, the provisions of this Agreement shall control.

23. Severability.

23.1 In the event any one or more of the provisions contained in this Agreement is held to be invalid, illegal or unenforceable in any respect, then such provision shall be ineffective only to the extent of such prohibition or invalidity, and the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

24. Enforcement.

24.1 This Agreement and all agreements relating to the subject matter hereof is the product of negotiation and preparation by and among each party and its respective attorneys, and shall be construed accordingly.

25. Fees and Expenses.

25.1 Debtor agrees to reimburse Secured Party on demand for:

25.1.1 The actual amount of all reasonable costs and expenses including attorneys’ fees, which Secured Party has incurred or may incur in negotiating, preparing, or administering this Agreement and any documents prepared in connection herewith;

25.1.2 The actual costs, including photocopying (which, if performed by Secured Party’s employees, shall be at the rate of $.10/page), travel, and attorneys’ fees and expenses incurred in complying with any subpoena or other legal process attendant to any litigation in which Debtor is a party.

25.2 In the event that any Party finds it necessary to retain counsel in connection with a:

25.2.1 Contract claim relating to the interpretation, defense, or enforcement of this agreement, the prevailing Party shall recover its reasonable attorney’s fees and expenses from the unsuccessful Party.

25.2.2 Claim other than a contract claim, then Secured Party shall recover its reasonable attorney’s fees and expenses from Debtor, irrespective of the outcome of the dispute.

25.3 In the event that Debtor asserts a claim against Secured Party hereunder, it shall do so in writing prior to and as a condition of the commencement of any litigation by Debtor, setting forth the specific amount of Debtor’s claim against Secured Party (the “Damage Claim”). If any dispute resolution process results in a judgment against Secured Party of less than the Damage Claim, the court shall find that Secured Party was the prevailing party for the purposes of this Section.

25.4 It shall be presumed (subject to rebuttal only by the introduction of competent evidence to the contrary) that the amount recoverable is the amount billed to the prevailing Party by its counsel and that such amount will be reasonable if based on the billing rates charged to the prevailing party by its counsel in similar matters.

26. Entire Agreement.

26.1 No promises of any kind have been made by Secured Party or any third party to induce Debtor to execute this Agreement. No course of dealing, course of performance or trade usage, and no parole evidence of any nature, shall be used to supplement or modify any terms of this Agreement.

27. Choice of Law.

27.1 This Agreement and all transactions contemplated hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the internal laws of the Chosen State.

28. Jury Trial Waiver.

28.1 IN RECOGNITION OF THE HIGHER COSTS AND DELAY WHICH MAY RESULT FROM A JURY TRIAL, THE PARTIES HERETO WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING HEREUNDER, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

29. Venue; Jurisdiction.

29.1 Any suit, action or proceeding arising hereunder, or the interpretation, performance or breach hereof, including an action in tort, shall, if Secured Party so elects, be instituted in any court sitting in the Chosen State, in the city in which Secured Party’s chief executive office is located, or if none, any court sitting in the Chosen State (the “Acceptable Forums”). Debtor agrees that the Acceptable Forums are convenient to it, and irrevocably submits to the jurisdiction of the Acceptable Forums and waives any and all objections to jurisdiction or venue.

29.2 Should such proceeding be initiated in any other forum, Debtor waives any right to oppose any motion or application made by Secured Party to transfer such proceeding to an Acceptable Forum.

30. Time of the Essence.

30.1 It is agreed that time is of the essence in all matters herein.

31. Service of Process.

31.1 Debtor agrees that Secured Party may effect service of process upon Debtor by regular mail at the address set forth herein or at such other address as may be reflected in the records of Secured Party, or at the option of Secured Party by service upon Debtor’s agent for the service of process.

32. Counterparts.

32.1 This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. Delivery of an executed counterpart of the signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement, and any party delivering such an executed counterpart of the signature page to this Agreement by facsimile to any other party shall thereafter also promptly deliver a manually executed counterpart of this Agreement to such other party, provided that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

33. Notice.

33.1 All notices shall be effective upon: (a) the sending of an email to one of the email addresses below or (b) delivery to a recognized overnight delivery service of a properly addressed notice, delivery prepaid, with instructions to make delivery on the next business day. For purposes hereof, the addresses of the parties are as set forth below or as may otherwise be specified from time to time in a writing sent by one party to the other in accordance with the provisions hereof:

DEBTOR

Address:	154-09 146th Avenue
Jamaica, NY 11434
Officer:	Sunandan Ray
Email address:	s.ray@unique-usa.com

SECURED PARTY

Address:	1880 Santa Fe Dr. #400
Weatherford, TX 76086
Officer:	Bonnie Castillo
Email address:	bonnie@corefundcapital.com

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

DEBTOR:	UNIQUE LOGISTICS INTERNATIONAL, INC.

By:
Name:
Title:

SECURED PARTY:	COREFUND CAPITAL, LLC

By:
Name:
Title:

EXHIBIT 1.6.3

GENERAL RELEASE

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged, the undersigned and each of them (collectively “Releasor”) hereby forever releases, discharges and acquits COREFUND CAPITAL, LLC (“Releasee”), its parent, directors, shareholders, agents and employees, of and from any and all claims of every type, kind, nature, description or character, and irrespective of how, why, or by reason of what facts, whether heretofore existing, now existing or hereafter arising, or which could, might, or may be claimed to exist, of whatever kind or name, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, each as though fully set forth herein at length, to the extent that they arise out of or are in any way connected to or are related to that certain Purchase Money Financing Agreement dated September 8, 2021.

Releasor agrees that the matters released herein are not limited to matters that are known or disclosed.

Releasor acknowledges that factual matters now unknown to it may have given or may hereafter give rise to Claims which are presently unknown, unanticipated and unsuspected, and it acknowledges that this Release has been negotiated and agreed upon in light of that realization and that it nevertheless hereby intends to release, discharge and acquit the Releasee from any such unknown Claims.

Acceptance of this Release shall not be deemed or construed as an admission of liability by any party released.

Releasor acknowledges that either (a) it has had advice of counsel of its own choosing in negotiations for and the preparation of this release, or (b) it has knowingly determined that such advice is not needed.

DATED:

Individual Releasor:
[Name of individual], individually

Entity Releasor:

By:
Name:
Title:

EXHIBIT 1.15

Financed Transaction Rider

Date:_______

CoreFund Capital, LLC

1880 Santa Fe Dr. #400

Weatherford, TX 76086

Re:	Financed Transaction Rider

Ladies and Gentlemen:

This is a Financed Transaction Rider (as this and other capitalized terms not herein defined are defined in that certain Purchase Money Financing Agreement between Debtor and Secured Party dated September 8, 2021, (the “Agreement”) whereby Debtor requests that Secured Party make a Purchase Money Advance on account of the purchase price for the Pre-Sold Services described below:

Name and Address of Charter Flight Company:	_________________________________
______________________________________
______________________________________

Description and Quantity of	______________________________________
Pre-Sold Services:	______________________________________

______________________________________

Purchase Price of Pre-Sold Services:	$______________________________________

Names and Addresses of Buyers:	_The Gap______________________________
______________________________________
______________________________________

Unique Logistics International, Inc.
By:
Name:
Title:

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